UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2012

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting, the stockholders voted on the following four proposals:

1.
The stockholders elected two nominees, Mr. Francis L. McKone and Dr. William P. Tully, to the class of directors whose three-year term expires at our annual meeting of stockholders in 2015.  Mr. McKone received 7,644,676 shares voted in favor of his election.  In addition, as to Mr. McKone, 2,247,647 shares were withheld and 814,766 broker non-votes were recorded.  Dr. Tully received 9,700,536 shares voted in favor of his election.  In addition, as to Dr. Tully, 191,787 shares were withheld and 814,766 broker non-votes were recorded.

2.
The stockholders approved a non-binding advisory resolution on the executive compensation of the Company’s named executive officers by 9,435,248 shares cast in favor and 394,934 shares against.  In addition, 62,141 shares abstained and 814,766 broker non-votes were recorded, which had no effect on the outcome of the vote.

3.
The stockholders reapproved the Company's annual cash incentive plan for an additional five years.  The stockholders cast 9,602,217 shares in favor and 279,144 shares against.  In addition, 10,962 shares abstained and 814,766 broker non-votes were recorded, which had no effect on the outcome of the vote.

4.
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the 2012 fiscal year. The stockholders cast 10,602,439 shares in favor and 91,902 shares against.  In addition, 12,748 shares abstained, which had no effect on the outcome of the vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: May 30, 2012	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer